SCHEDULE 14A INFORMATION
(RULE 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No. )

Filed by the Registrant   [X]

Filed by a Party other than the Registrant   [_]

Check the appropriate box:

[_]	Preliminary Proxy Statement

[_]	Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

[_]	Definitive Proxy Statement

[X]	Definitive Additional Materials

[_]	Soliciting Material Under Rule 14a-12

AllianceBernstein National Municipal Income Fund, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[_]	Fee paid previously with preliminary materials:

[_]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

ALLIANCEBERNSTEIN GLOBAL HIGH INCOME FUND, INC.

ALLIANCEBERNSTEIN NATIONAL MUNICIPAL INCOME FUND, INC.

1345 Avenue of the Americas, New York, New York 10105

Toll Free (800) 221-5672

ADDITIONAL INFORMATION REGARDING THE

JOINT ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MARCH 30, 2020

The following Notice of Change of Location relates to the proxy statement (the "Proxy Statement") of AllianceBernstein Global High Income Fund, Inc. and AllianceBernstein National Municipal Income Fund, Inc. (each, a "Fund" and collectively, the "Funds"), dated February 27, 2020, furnished to stockholders of the Funds in connection with the solicitation of proxies by the Board of Directors of each Fund for use at the Funds' Joint Annual Meeting of Stockholders (the "Meeting") to be held on Monday, March 30, 2020. This Supplement is being filed with the Securities and Exchange Commission to provide notice of a change of location of the Meeting and is being made available to stockholders on or about March 19, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION

OF THE JOINT ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MARCH 30, 2020

To the stockholders of AllianceBernstein Global High Income Fund, Inc. ("AGHIF") and AllianceBernstein National Municipal Income Fund, Inc. ("ANMIF"):

Due to the emerging public health impact of the coronavirus pandemic (COVID-19) and to support the health and well-being of our stockholders, NOTICE IS HEREBY GIVEN that the location of the 2020 Joint Annual Meeting of Stockholders (the "Meeting") of AGHIF and ANMIF, each of which is a Maryland corporation (each, a "Fund" and collectively, the "Funds") has been changed. As previously announced, the Meeting will be held on Monday, March 30, 2020 at 3:00 p.m. Eastern Time. In light of public health concerns regarding the coronavirus pandemic, the Meeting will be held in a virtual meeting format only. You will not be able to attend the Meeting in person.

As described in the proxy materials for the Meeting previously distributed, any stockholder of record of AGHIF or ANMIF as of the close of business on February 18, 2020 is entitled to notice of, and to vote at, the Meeting or any postponement or adjournment thereof. To participate in the Meeting at www.meetingcenter.io/221622634, you must enter the Meeting ID (221622634) and password (AFB2020). You must also enter the control number found on your proxy card, voting instruction form or notice you previously received. You may vote during the Meeting by following the instructions available on the Meeting website during the Meeting.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Meeting. To register you must submit proof of your proxy power (legal proxy) reflecting your Fund holdings along with your name and email address to Computershare Fund Services, the Funds' tabulator. You may forward an email from your intermediary or attach an image of your legal proxy to legalproxy@computershare.com. Requests for registration must be received no later than 5:00 p.m., Eastern Time, on Thursday, March 26, 2020. You will receive a confirmation email from Computershare of your registration and a control number that will allow you to vote at the Meeting.

Whether or not you plan to attend the Meeting, we urge you to vote and submit your proxy in advance of the Meeting by one of the methods described in the proxy materials for the Meeting. The Proxy Statement is available on the Internet at www.alliancebernstein.com/abfundsproxy. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Meeting.

By Order of the Boards of Directors, /s/ Emilie D. Wrapp Emilie D. Wrapp Secretary

New York, New York

March 19, 2020